Exhibit 99.1

Olema Oncology Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Corporate Updates

•	Advancing OP-1250 in metastatic, ER+ / HER2- breast cancer Phase 1/2 clinical trial
•	Clinical trial agreements announced with Novartis and Pfizer to explore combination of OP-1250 with CDK4/6 inhibitors and PI3Kα inhibitor
•	Approximately $382 million in gross proceeds raised across Series B, Series C and Initial Public Offering financings
•	Cash and cash equivalents of $338.5 million as of December 31, 2020 will be sufficient to fund operations through 2022.

SAN FRANCISCO, March 17, 2021 – Olema Pharmaceuticals, Inc. (“Olema” or “Olema Oncology,” NASDAQ: OLMA), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted therapies for women’s cancers, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided a business update.

“2020 was a momentous year for Olema, marked by the achievement of several important milestones including the initiation of our Phase 1/2 clinical trial for OP-1250 in ER+ / HER2- breast cancer as well as Series B and C financings, culminating in our Initial Public Offering in November.” said Sean P. Bohen, M.D., Ph.D., President and Chief Executive Officer of Olema Oncology. “We continue to execute on our strategy and enrollment in our ongoing clinical trial remains on-track, with data to be presented at a scientific meeting later this year.”

2020 Corporate Highlights

•

Advanced Olema’s lead program, OP-1250, through investigational new drug (IND) filing and initiated a Phase 1/2 dose escalation and dose expansion clinical trial for the treatment of recurrent, locally advanced or metastatic estrogen receptor (ER) - positive, or ER+, human epidermal growth factor receptor 2-negative, or HER2-, breast cancer. Initial data from this trial are expected to be reported in the second half of 2021.

•

In July 2020, entered into non-exclusive clinical collaboration with Novartis to evaluate the combination of OP-1250 and ribociclib (KISQALI→), a CDK4/6 inhibitor, as well as apelisib (PIQRAY→), a PI3Kα inhibitor in patients with ER+ / HER2- breast cancer.

•

In November 2020, entered into non-exclusive clinical trial agreement with Pfizer to evaluate the combination of OP-1250 and palbociclib (IBRANCE→), a CDK4/6 inhibitor in patients with ER+ / HER2- breast cancer.

•	Expanded discovery research efforts with additions to the research team as well as new laboratory facilities.
•	Raised approximately $382 million in gross proceeds across Series B, Series C and Initial Public Offering financings before deducting underwriting discounts, commissions and other offering expenses.

•	Strengthened Olema’s management team and Board of Directors in 2020 by adding seasoned and experienced industry leaders across the executive functions.

Financial Highlights

•	Cash and cash equivalents as of December 31, 2020 were $338.5 million. The company anticipates that the year-end balance of cash will be sufficient to fund operations through 2022.
•

Net loss for the fourth quarter ended December 31, 2020 was $10.1 million compared to $1.0 million for the fourth quarter ended December 31, 2019. Net loss for the year ended December 31, 2020 was $24.0 million compared to $4.3 million for the year ended December 31, 2019.

•

Research and development (R&D) expenses were $6.3 million for the fourth quarter ended December 31, 2020 compared to $0.9 million for the fourth quarter ended December 31, 2019. Research and development expenses were $13.7 million for the year ended December 31, 2020 compared to $3.9 million for the year ended December 31, 2019. The increase in R&D expenses was primarily related to increase in preclinical development activities, the IND filing and initiation of the Phase 1/2 clinical trial of OP-1250 and higher non-cash stock-based compensation expenses.

•

General and administrative (G&A) expenses were $3.8 million for the fourth quarter ended December 31, 2020, compared to $0.1 million for the fourth quarter ended December 31, 2019. General and administrative expenses were $7.8 million for the year ended December 31, 2020, compared to $0.4 million for the year ended December 31, 2019. The increase in G&A expenses was primarily due to an increase in personnel, public company-related expenses, other corporate costs and higher non-cash stock-based compensation expenses.

About Olema Oncology

Olema Oncology is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted therapies for women’s cancers. Olema’s lead product candidate, OP-1250, is an orally available small molecule with combined activity as both a complete estrogen receptor (ER) antagonist (CERAN) and a selective ER degrader (SERD). It is currently being evaluated as a single agent in an ongoing Phase 1/2 clinical trial in patients with recurrent, locally advanced or metastatic ER-positive (ER+), human epidermal growth factor receptor 2-negative (HER2-) breast cancer. Olema is headquartered in San Francisco.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “expect,” “intend,” “will,” “may,” “goal,” “estimate,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the development of OP-1250, including timelines related to data presentation and enrollment, as well as the sufficiency of our financial resources. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Olema could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, the risk that Olema’s ongoing or future clinical studies in humans may show that OP-1250 is not a tolerable and effective treatment for breast cancer and other risks and uncertainties affecting Olema, as well as those discussed in the section titled “Risk Factors” in Olema’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed on March 17, 2021 and future filings and reports that Olema makes from time to time with the United States Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Olema Pharmaceuticals, Inc.

Condensed Balance Sheets Data

(in thousands)

	December 31,
	2020	2019
Cash and cash equivalents	$338,549	$68
Total assets	$342,722	$132
Current liabilities	$4,585	$1,378
Total liabilities	$4,585	$1,378
Total stockholders’ equity (deficit)	$338,137	$(10,594)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$342,722	$132

Olema Pharmaceuticals, Inc.

Statements of operations and comprehensive loss

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(audited)
Operating expenses:
Research and development	$6,289	$910	$13,704	$3,920
General and administrative	3,842	107	7,824	403
Total operating expenses (1)	10,131	1,017	21,528	4,323
Loss from operations	(10,131)	(1,017)	(21,528)	(4,323)
Other (expense) income:
Interest income	—	—	60	7
Interest expense	—	—	(653)	—
Total other (expense) income, net	—	—	(593)	7
Net loss and comprehensive loss	$(10,131)	$(1,017)	$(22,121)	$(4,316)
Repurchase and retirement of Series A and Series A-1 convertible preferred stock	—	—	(1,869)	—
Net loss attributable to common stockholders	$(10,131)	$(1,017)	$(23,990)	$(4,316)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(0.39)	$(3.42)	$(1.66)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted (2)	20,155,342	2,593,316	7,021,468	2,593,316

(1) Total operating expenses includes the following non-cash stock-based compensation expenses:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Research and development expenses	$1,475	$—	$1,970	$—
General and administrative	867	—	1,108	—
	$2,342	$—	$3,078	$—

(2) The weighted average shares used to compute net loss attributable to common stockholders includes the weighted average effects of the conversion of all outstanding convertible preferred stock into 23,765,065 shares of common stock of the Company and the sale of 12,650,000 common shares in connection with the Company’s November 2020 initial public offering.

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Investor Contact:
ir@olema.com

Media Contact:
Sheryl Seapy, Real Chemistry
sseapy@realchemistry.com
949-903-4750